Exhibit 99.1

NEWS RELEASE

For Immediate Distribution

Editorial Contact:

Camille Dager

camille@hbmadv.com

Shawn Salvatore
shawn@hbmadv.com
HB&M (for Rockwood)
Philadelphia, Pa., USA
Phone: 215-440-9800

Rockwood Appoints New Board Member

Sheldon R. Erikson, Chairman, President and CEO of Cooper Cameron Corp., Joins Rockwood’s Board

Princeton, NJ (November 10, 2005) – Rockwood Holdings, Inc. (NYSE: ROC, “Rockwood”) has appointed Sheldon R. Erikson to its board of directors and also the board's audit committee effective November 10, 2005.  Mr. Erikson is the current chairman, president and chief executive officer of Cooper Cameron Corporation (NYSE:CAM), a global manufacturer, provider and servicer of oil and gas industry equipment.

“We are pleased to welcome Mr. Sheldon Erikson to Rockwood’s board of directors,” said Seifi Ghasemi, Rockwood’s chairman and chief executive officer.  “His extensive operating expertise and notable business leadership skills will help drive Rockwood’s continued development as a world-class diversified, global specialty chemicals and advanced materials company.”

Erikson joined Cooper Cameron Corporation, a $2.5 billion global manufacturer, provider and servicer of oil and gas industry equipment in Houston, Texas in 1995 as president and chief executive officer.  In 1996, he was named chairman of Cooper Cameron Corporation. From 1987 to 1995, Mr. Erikson served as chairman, president and chief executive officer of The Western Company of North America, an international petroleum service company.  He currently serves as a director of Spinnaker Exploration Company (NYSE:SKE), an independent energy company engaged in the exploration, development and production of oil and gas.

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Rockwood Appoints Sheldon Erikson as New Board Member

Erikson also serves on the board of The National Petroleum Council, American Petroleum Institute, Petroleum Equipment Suppliers Association and the National Association of Manufacturers.

Erikson attended the University of Illinois majoring in engineering and economics and also has a master of business administration degree from Harvard University.

Rockwood Holdings, Inc. is the ultimate parent company of Rockwood Specialties Group, Inc., a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,200 people and net revenue of approximately $2.9 billion in 2004 on a pro forma basis. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, titanium dioxide pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc., its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s securities filings with the Securities and Exchange Commission, including its registration statement on Form S-1.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.